EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Municipal Investment Trust Fund,
Monthly Payment Series--564, Defined Asset Funds:

We consent to the use in this Registration Statement No. 33-63877 of our opinion dated January 12, 1996, relating to the Statement of Condition of Municipal Investment Trust Fund, Monthly Payment Series--564, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 12, 1996